EXHIBIT 32.2    Certification of Chief Financial Officer of Cigna Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K of Cigna Corporation for the fiscal period ending December 31, 2011 (the “Report”):

(1)

complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cigna Corporation.

/s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Chief Financial Officer
February 23, 2012